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                                   EXHIBIT 23




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated February 26, 1997 (except with respect to the matter discussed in Note Two, as to which the date is April 2, 1997), included in this Form 10-K for the year ended December 31, 1996, into (i) the Company's previously filed Registration Statements on Form S-8, File Nos. 33-15643, 33-11295 and 333-19587 (ii) the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-56889).




/s/  Arthur Andersen LLP
----------------------------
Arthur Andersen LLP

Chicago, Illinois
April 14, 1997



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